Exhibit 99.1

Montauk Renewables Announces Third Quarter 2025 Results

PITTSBURGH, PENNSYLVANIA – November 5, 2025—Montauk Renewables, Inc. (“Montauk” or “the Company”) (NASDAQ: MNTK), a renewable energy company specializing in the management, recovery, and conversion of biogas into renewable natural gas (“RNG”), today announced financial results for the third quarter ended September 30, 2025.

Third Quarter Highlights:

• Revenues of $45.3. million, decreased 31.3% compared to the third quarter of 2024

• 0.7 million RINs generated and unseparated as of September 30, 2025

• Non-GAAP Adjusted EBITDA of $12.8 million, decreased 56.4% year-over-year

• RNG production of 1.4 million MMBtu, increased 3.8% compared to third quarter of 2024

• RINs sold of 12.4 million, decreased 3.3 million or 21.2% year-over-year

Our decision to sell an increased amount of our production under fixed/floor-price arrangements contributed to our having less RINs to sell in the 2025 third quarter over the 2024 third quarter. However, we have not experienced an appreciable increase in Environmental Attributes shared with our pathway providers during the third quarter of 2025. In October 2025, we filed response comments to the joint motion with the North Carolina Utility Commission (“NCUC”) requesting they grant modifications or delays only to individual power suppliers that have demonstrated need and compliance best-efforts, require power suppliers that have not achieved 100% compliance in 2025 to apply cumulatively acquired swine RECs to the suppliers unsatisfied 2025 pro rata obligation, and modify the swine RECs set-aside for 2026 and beyond to match the requirement as set by North Carolina in 2018.

The EPA indicated their intention to finalize the Supplemental Rule and the RVOs for 2025, 2026 and 2027 by the end of 2025, however, the duration of the US federal government shut down and any residual impacts on EPA staffing after the shutdown concludes may extend finalization of these items into 2026. The average D3 RIN index price for the third quarter of 2025 was $2.19 compared to $3.36 in the third quarter of 2024, a decrease of approximately 34.8%. As we self-market a significant portion of our RINs, a strategic decision to not to commit to transfer available RINs during a period may impact our revenue and operating profit.

Third Quarter Financial Results

Total revenues in the third quarter of 2025 were $45.3 million, a decrease of $20.6 million (31.3%) compared to $65.9 million in the third quarter of 2024. The decrease is related to a decrease in the number of RINs we self-marketed from 2025 RNG production in the third quarter of 2025. Our average realized RIN price in the third quarter of 2025 was $2.29 which decreased approximately 31.4% compared to $3.34 in the third quarter of 2024. Operating and maintenance expenses for our RNG facilities in the third quarter of 2025 were $13.9 million, an increase of $1.3 million (10.6%) compared to $12.6 million in the third quarter of 2024. The primary drivers of this increase were timing of preventative maintenance, media changeout maintenance, wellfield operational enhancement programs, and utility expenses at our Rumpke, Atascocita, and Apex facilities. Our Renewable Electricity Generation operating and maintenance expenses in the third quarter of 2025 were $2.6 million, a decrease of $0.1 million (4.3%) compared to $2.7 million in the third quarter of 2024, primarily driven by timing of annual engine maintenance at our Tulsa facility. Total general and administrative expenses were $6.5 million in the third quarter of 2025, a decrease of $3.5 million (35.1%) compared to $10.0 million in the third quarter of 2024 driven by accelerated vesting of certain restricted share awards as a result of the termination of an employee in the third quarter of 2024. Operating income in the third quarter of 2025 was $4.4 million, a decrease of $18.3 million (80.4%) compared to $22.7 million in the third quarter of 2024. Net income in the third quarter of 2025 was $5.2 million, a decrease of $11.8 million (69.5%) compared to $17.0 million in the third quarter of 2024.

Third Quarter Operational Results

We produced approximately 1.4 million Metric Million British Thermal Units (“MMBtu”) of RNG in the third quarter of 2025, an increase of 53 thousand MMBtu compared to 1.4 million MMBtu produced in the third quarter of 2024. At our Rumpke facility, we produced 50 MMBtu more in the third quarter of 2025 compared to the third quarter of 2024 as a result of higher feedstock gas. At our Apex facility, we produced 25 MMBtu more in the third quarter of

2025 as a result of the June 2025 commissioning of the second Apex RNG facility. Offsetting the increase was the fourth quarter of 2024 sale of our Southern facility which produced 69 MMBtu in the first nine months of 2024. We produced approximately 44 thousand megawatt hours (“MWh”) in Renewable Electricity in the third quarter of 2025, an increase of 3 thousand MWh compared to 41 thousand MWh produced in the third quarter of 2024. Our Bowerman facility produced approximately 2 thousand MWh more in the third quarter of 2025 compared to the third quarter of 2024 as a result of processing equipment maintenance that was completed in the third quarter of 2024.

2025 Full Year Outlook

•
RNG revenues are expected to range between $150 and $170 million (unchanged)
•
RNG production volumes are expected to range between 5.8 and 6.0 million MMBtu (unchanged)
•
REG revenues are expected to range between $17 and $18 million (unchanged)
•
REG production volumes are expected to range between 175 and 180 thousand MWh

Conference Call Information

The Company will host a conference call November 6, 2025 at 8:30 a.m. Eastern time to discuss results. The registration for the conference call will be available via the following link:

• https://register-conf.media-server.com/register/BI84678970c2d54a7f96a14913b1974556

Please register for the conference call and webcast using the above link in advance of the call start time. The webcast platform will register your name and organization as well as provide dial-ins numbers and a unique access pin. The conference call will be broadcast live and be available for replay at https://edge.media-server.com/mmc/p/qgx4jv98/ and on the Company’s website at https://ir.montaukrenewables.com after 11:30 a.m. Eastern time on the same day through November 6, 2026.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to EBITDA and Adjusted EBITDA, which are Non-GAAP financial measures. We present EBITDA and Adjusted EBITDA because we believe the measures assist investors in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

In addition, EBITDA and Adjusted EBITDA are financial measurements of performance that management and the board of directors use in their financial and operational decision-making and in the determination of certain compensation programs. EBITDA and Adjusted EBITDA are supplemental performance measures that are not required by or presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability.

About Montauk Renewables, Inc.

Montauk Renewables, Inc. (NASDAQ: MNTK) is a renewable energy company specializing in the management, recovery and conversion of biogas into RNG. The Company captures methane, preventing it from being released into the atmosphere, and converts it into either RNG or electrical power for the electrical grid (“Renewable Electricity”). The Company, headquartered in Pittsburgh, Pennsylvania, has more than 30 years of experience in the development, operation and management of landfill methane-fueled renewable energy projects. The Company has current operations at 13 operating projects and on going development projects located in California, Idaho, Ohio, Oklahoma, Pennsylvania, North Carolina, South Carolina, and Texas. The Company sells RNG and Renewable Electricity, taking advantage of Environmental Attribute premiums available under federal and state policies that incentivize their use. For more information, visit https://ir.montaukrenewables.com

Company Contact:

John Ciroli

Chief Legal Officer (CLO) & Secretary

investor@montaukrenewables.com

(412) 747-8700

Investor Relations Contact:

Georg Venturatos

Gateway Investor Relations

MNTK@gateway-grp.com

(949) 574-3860

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. Forward-looking statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “strive,” “aim,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to our future results of operations, financial condition, expectations and plans, including those related to the Montauk Ag project in North Carolina, the Second Apex RNG Facility, the Blue Granite RNG Facility, the Bowerman RNG Facility, the delivery of biogenic carbon dioxide volumes to European Energy, the Emvolon collaboration and pilot project, the Tulsa facility project, the resolution of gas collection issues at the McCarty facility, the delays and cancellations of landfill host wellfield expansion projects, the mitigation of wellfield extraction environmental factors at the Rumpke and Apex facilities, how we may monetize RNG production, the GreenWave joint venture, the impacts of the One Big Beautiful Bill Act, impacts from the US Federal government shutdown, and weather-related anomalies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to: our ability to develop and operate new renewable energy projects, including with livestock farms, and related challenges associated with new projects, such as identifying suitable locations and potential delays in acquisition financing, construction, and development; reduction or elimination of government economic incentives to the renewable energy market, whether as a result of the new presidential administration or otherwise; the inability to complete strategic development opportunities; widespread manmade, natural and other disasters (including severe weather events), health emergencies, dislocations, geopolitical instabilities or events, terrorist activities, international hostilities, government shutdowns, political elections, security breaches, cyberattacks or other extraordinary events that impact general economic conditions, financial markets and/or our business and operating results; taxes, tariffs, duties or other assessments on equipment necessary to generate or deliver renewable energy or continued inflation could raise our operating costs or increase the construction costs of our existing or new projects; rising interest rates could increase the borrowing costs of future indebtedness; the failure to attract and retain qualified personnel or a possible increased reliance on third-party contractors as a result, and the potential unenforceability of non-compete clauses with our employees; the length of development and optimization cycles for new projects, including the design and construction processes for our renewable energy projects; dependence on third parties for the manufacture of products and services and our landfill operations; the quantity, quality and consistency of our feedstock volumes from both landfill and livestock farm operations; reliance on interconnections with and access to electric utility distribution and transmission facilities and gas transportation pipelines for our Renewable Natural Gas and Renewable Electricity Generation segments; our ability to renew pathway provider sharing arrangements at historical counterparty share percentages; our projects not producing expected levels of output; potential benefits associated with the combustion-based oxygen removal condensate neutralization technology; concentration of revenues from a small number of customers and projects; our outstanding indebtedness and restrictions under our credit facility; our ability to extend our fuel supply agreements prior to expiration; our ability to meet milestone requirements under our power purchase agreements; existing regulations and changes to regulations and policies that effect our operations, whether as a result of a new presidential administration or otherwise; expected impacts of the Production Tax Credit and other tax credit benefits under the Inflation Reduction Act of 2022; decline in public acceptance and support of renewable energy development and projects; our expectations regarding Environmental Attribute volume requirements and prices and commodity prices; our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act (“JOBS Act”); our expectations regarding future capital expenditures, including for the maintenance of facilities; our expectations regarding the use of net operating losses before expiration; our expectations regarding more attractive carbon intensity scores by regulatory agencies for our livestock farm projects; market volatility and fluctuations in commodity prices and the market prices of Environmental Attributes and the impact of any related hedging activity; regulatory changes in federal, state and international environmental attribute programs and the need to obtain and maintain regulatory permits, approvals, and consents; profitability of our planned livestock farm projects; sustained demand for renewable energy; potential liabilities from contamination and environmental conditions; potential exposure to costs and liabilities due to extensive environmental, health and safety laws; impacts of climate change, extreme and changing weather patterns and conditions and natural disasters; failure of our information technology and data security systems; increased competition in our markets; continuing to keep up with technology innovations; concentrated stock ownership by a few stockholders and related control over the outcome of all matters subject to a stockholder vote; and other risks and uncertainties detailed in the section titled “Risk Factors” in our latest Annual Report on Form 10-K and our other filings with the SEC.

We make many of our forward-looking statements based on our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in our Securities and Exchange Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

MONTAUK RENEWABLES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share data)

	as of September 30,	as of December 31,
ASSETS	2025	2024
Current assets:
Cash and cash equivalents	$6,766	$45,621
Accounts and other receivables	6,018	8,172
Current restricted cash	8	8
Income tax receivable	723	41
Current portion of derivative instruments	286	471
Prepaid insurance and other current assets	4,168	2,911
Total current assets	$17,969	$57,224
Non-current restricted cash	$429	$375
Property, plant and equipment, net	315,697	252,288
Goodwill and intangible assets, net	19,873	18,113
Deferred tax assets	1,541	1,272
Non-current portion of derivative instruments	35	298
Operating lease right-of-use assets	6,024	7,064
Finance lease right-of-use assets	56	110
Investments	4,167	—
Other assets	17,516	12,271
Total assets	$383,307	$349,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,417	$8,856
Accrued liabilities	14,072	10,069
Related party payable	—	625
Current portion of operating lease liability	2,498	2,049
Current portion of finance lease liability	50	76
Current portion of long-term debt	11,860	11,853
Total current liabilities	$53,897	$33,528
Long-term debt, less current portion	54,868	43,763
Non-current portion of operating lease liability	3,683	5,138
Non-current portion of finance lease liability	8	36
Asset retirement obligations	6,837	6,338
Other liabilities	3,287	2,795

Total liabilities	$122,580	$91,598

STOCKHOLDERS’ EQUITY

Common stock, $0.01 par value, authorized 690,000,000 shares; 143,792,811 shares issued at September 30, 2025 and December 31, 2024; 143,160,022 and 142,711,797 shares outstanding at September 30, 2025 and December 31, 2024, respectively	1,430	1,426
Treasury stock, at cost, 2,486,408 and 2,308,524 shares at September 30, 2025 and December 31, 2024, respectively	(21,616)	(21,262)
Additional paid-in capital	226,311	221,905
Retained earnings	54,602	55,348
Total stockholders' equity	260,727	257,417
Total liabilities and stockholders' equity	$383,307	$349,015

MONTAUK RENEWABLES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except for share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total operating revenues	$45,258	$65,917	$132,988	$148,042

Operating expenses:
Operating and maintenance expenses	17,477	15,484	56,899	48,596
General and administrative expenses	6,511	10,037	24,310	28,202
Royalties, transportation, gathering and production fuel	8,433	11,107	25,172	26,702
Depreciation, depletion and amortization	8,341	6,048	21,634	17,305
Impairment loss	48	533	2,472	1,232
Transaction costs	-	-	-	61
Total operating expenses	$40,810	$43,209	$130,487	$122,098
Operating income	$4,448	$22,708	$2,501	$25,944

Other expenses (income):
Interest expense	$1,074	$1,835	$3,533	$4,285
Other expense (income)	14	(140)	—	(1,249)
Total other expenses	$1,088	$1,695	$3,533	$3,036
Income (loss) before income taxes	$3,360	$21,013	$(1,032)	$22,908

Income tax (benefit) expense	(1,845)	3,965	(286)	4,722
Net income (loss)	$5,205	$17,048	$(746)	$18,186

Income (loss) per share:
Basic	$0.04	$0.12	$(0.01)	$0.13
Diluted	$0.04	$0.12	$(0.01)	$0.13

Weighted-average common shares outstanding:
Basic	143,126,354	142,410,940	142,959,444	142,156,540
Diluted	143,201,149	142,620,332	142,959,444	142,331,541

MONTAUK RENEWABLES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in thousands):
	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(746)	$18,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	21,634	17,305
(Benefit) provision for deferred income taxes	(269)	2,044
Stock-based compensation	4,454	8,616
Derivative mark-to-market adjustments and settlements	448	648
Net loss on sale of assets	36	72
Increase (decrease) in earn-out liability	634	(1,744)
Accretion of asset retirement obligations	362	333
Liabilities associated with properties sold	-	(225)
Amortization of debt issuance costs	294	270
Impairment loss	2,472	1,232
Changes in operating assets and liabilities:
Accounts receivable	2,154	(6,465)
Royalty offset long term receivable	(4,108)	(2,510)
Critical spare inventory	(1,349)	627
Prepaid Insurance and expenses	(1,257)	(1,758)
Income tax receivable	(682)	1,271
Accounts payable and Accrued liabilities	6,366	5,075
Other	(446)	94
Net cash provided by operating activities	$29,997	$43,071
Cash flows from investing activities:
Capital expenditures	$(75,106)	$(53,334)
Asset acquisition	—	(820)
Capital contributions to equity method investments	(4,167)	—
Cash collateral deposits	54	25
Net cash used in investing activities	$(79,219)	$(54,129)
Cash flows from financing activities:
Repayments of long term debt	$(9,000)	$(6,000)
Borrowings on revolver	40,000	—
Repayments on revolver	(20,000)	—
Contingent consideration payment	(176)	—
Common stock issuance	4	5
Treasury stock purchase	(354)	(1,709)
Finance lease payments	(53)	(51)
Net cash provided (used) in financing activities	$10,421	$(7,755)
Net decrease in cash and cash equivalents and restricted cash	$(38,801)	$(18,813)
Cash and cash equivalents and restricted cash at beginning of period	$46,004	$74,242
Cash and cash equivalents and restricted cash at end of period	$7,203	$55,429

Reconciliation of cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$6,766	$54,973
Restricted cash and cash equivalents - current	8	82
Restricted cash and cash equivalents - non-current	429	374
	$7,203	$55,429

Supplemental cash flow information:
Cash paid for interest, net of $550 and $0 capitalized, respectively	$3,414	$3,895
Cash paid for income taxes	694	1,407
Accrual for purchase of property, plant and equipment included in accounts payable and accrued liabilities	18,713	6,928

MONTAUK RENEWABLES, INC.
NON-GAAP FINANCIAL MEASURES

(in thousands):

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net income (loss) which is the most directly comparable GAAP measure for the three and nine months ended September 30, 2025 and 2024, respectively:

	Three Months Ended September 30,
	2025	2024
Net Income	$5,205	$17,048
Depreciation, depletion and amortization	8,341	6,048
Interest expense	1,074	1,835
Income tax (benefit) expense	(1,845)	3,965
Consolidated EBITDA	12,775	28,896

Impairment loss	48	533
Net loss of sale of assets	—	1
Adjusted EBITDA	$12,823	$29,430

	Nine Months Ended September 30,
	2025	2024
Net (loss) income	$(746)	$18,186
Depreciation, depletion and amortization	21,634	17,305
Interest expense	3,533	4,285
Income tax (benefit) expense	(286)	4,722
Consolidated EBITDA	24,135	44,498

Impairment loss	2,472	1,232
Net loss of sale of assets	36	72
Transaction costs	—	61
Adjusted EBITDA	$26,643	$45,863